Contacts:  Brad Holiday
Eric Struik
 (760) 931-1771

CALLAWAY GOLF COMPANY ANNOUNCES
2009 FOURTH QUARTER AND ANNUAL RESULTS

CARLSBAD, CA /January 26, 2010/ Callaway Golf Company (NYSE:ELY) today announced its financial results for the fourth quarter and full year ended December 31, 2009.

For the fourth quarter, the Company reported:

•
Net sales of $186 million, an increase of 9% compared to $171 million for the fourth quarter of 2008.  On a currency neutral basis, net sales would have been $177 million, an increase of 3% compared to the fourth quarter of 2008.

•	Gross profit of $58 million (31% of net sales) compared to gross profit of $60 million (35% of net sales) in the fourth quarter of 2008.

•	Operating expenses of $87 million (47% of net sales), a decrease of 2% compared to $89 million (52% of net sales) for the same period in 2008.

•
A pro forma loss of $0.27 per share (on 63.5 million common shares outstanding), compared to a pro forma loss of $0.24 per share (on 62.7 million common shares outstanding) in 2008.  The pro forma loss per share for the fourth quarter of 2009 excludes a charge of $0.02 per share associated with the Company’s gross margin improvement initiatives.  The loss per share for the fourth quarter of 2008 excludes a non-cash gain of $0.22 per share associated with the reversal of the Company’s previous energy derivative valuation account and a charge of $0.03 per share for the gross margin improvement initiatives.  Including the gross margin initiative charges and energy derivative gain, the Company’s reported fourth quarter results were a loss of $0.29 per share for 2009 and a loss of $0.05 per share for 2008.

 For the full year, the Company reported:

•
Net sales of $951 million, a decrease of 15% compared to $1.1 billion for the same period last year. On a currency neutral basis, net sales would have been $987 million, a decrease of 12% compared to 2008.

•
Gross profit of $344 million (36% of net sales), compared to $487 million (44% of net sales) for 2008, reflecting the unusually heavy discounting in the marketplace as a result of the economic environment.

•	Operating expenses of $374 million (39% of net sales), a decrease of 7% compared to $403 million (36% of net sales) for 2008.

•
A pro forma loss per share of $0.27 (on 63.2 million common shares outstanding) compared to pro forma fully diluted earnings per share of $0.94 (on 63.8 million common shares outstanding) for 2008.  The pro forma loss per share for 2009 excludes $0.06 per share associated with the Company’s gross margin improvement initiatives.  Pro forma fully diluted earnings per share for 2008 excludes a gain of $0.22 associated with the reversal of the energy derivative valuation account and charges of $0.12 per share for the gross margin improvement initiatives.  Including the gross margin initiative charges and energy derivative gain, the Company’s reported full year results were a loss of $0.33 per share for 2009 and earnings of $1.04 per share for 2008.

“The economic and market conditions in 2009 were without a doubt the most challenging in recent history,” commented George Fellows, President and Chief Executive Officer.  “The actions we took in 2009 to manage those difficult conditions not only allowed us to weather 2009 but they also put us in a good position to take advantage of what we expect will be improving economic and market conditions in 2010,” added Mr. Fellows. “Our balanced approach to managing expenses while at the same time investing in targeted growth initiatives allowed us both to reduce our operating expenses in 2009 and at the same time prepare for new market expansion, including the India launch earlier this month. Improved processes resulting from our gross margin initiatives have also allowed us to reduce our inventory levels to their lowest year end levels for the past five years and finish 2009 with inventory as a percent of net sales of 23%, despite declining sales in 2009. All of these actions and others should benefit us in 2010.”

“We are cautiously optimistic that the economy and the golf industry will begin to recover in 2010,” continued Mr. Fellows. “Factors contributing to our optimistic outlook include positive customer and media feedback on our 2010 product line, conservative inventory levels at retail, improving economic and foreign currency trends, and an anticipated decrease in discounting in the marketplace.  While it will take more than 2010 for the golf industry to fully recover, we believe this year will be a good step toward that full recovery.”

 Business Outlook

The Company estimates sales in 2010 will improve to a range of $990 million to $1.05 billion due to improved economic and market conditions in addition to favorable foreign currency exchange rates compared to 2009.  Gross margins for the year are estimated to improve to a range of approximately 42% to 44%, due to a strong product offering and anticipated lower discounting activity at retail.  Operating expenses for the year are estimated to be approximately $375 - $405 million compared to $374 million in 2009.  This estimate includes increased expenses associated with re-instatement of several employee benefits suspended during 2009 and additional expenses associated with new market expansion, such as India, as well as other growth initiatives.  The Company estimates full year pro forma earnings per share of $0.25 to $0.35, which includes a reduction of approximately $0.16 per share related to the Company’s preferred stock, and which excludes after tax charges of approximately $0.10 per share associated with the Company’s global operations strategy targeted at improved gross margins.

Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. PST today.  The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com.  To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast.  A replay of the conference call will be available approximately two hours after the call ends, and will remain available through 9:00 p.m. PST on Tuesday, February 2, 2010.  The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-800-642-1687 toll free for calls originating within the United States or 706-645-9291 for International calls.  The replay pass code is 51600663.

* * * * *
Disclaimer:  Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to an economic or golf industry recovery, future growth, improvement in foreign currency exchange rates, future discounting, and estimated 2010 sales, gross margins, operating expenses, and earnings, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These estimates and statements are based upon current information and expectations. Accurately estimating the Company’s reported future financial performance is based upon various unknowns, including future changes in foreign currency exchange rates, consumer acceptance and demand for the Company’s products, the level of promotional activity in the marketplace, as well as future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including continued compliance with the terms of the Company’s credit facility; delays, difficulties or increased costs in the supply of components needed to manufacture the Company’s products, in manufacturing the Company’s products, or in connection with the implementation of the Company’s planned gross margin initiatives or the implementation of future initiatives; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company’s products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Currency Neutral Basis:  This press release includes information regarding certain aspects of the Company’s financial results for the fourth quarter and full year 2009 that is presented on a “currency neutral basis.” This information estimates the impact of the effect of foreign currency translation on the Company’s 2009 results as compared to the same period in 2008.  This impact is derived by taking the Company’s 2009 local currency results and translating them into U.S. dollars based upon 2008 foreign currency exchange rates for the periods presented and does not include any other effect of changes in foreign currency rates on the Company’s results.

Regulation G:  The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).  In addition to the GAAP results, the Company has also provided additional information concerning its results, which include certain financial measures not prepared in accordance with GAAP.  The non-GAAP financial measures included in this press release present certain of the Company’s financial results on a “currency neutral basis” or exclude charges related to the Company’s gross margin initiatives or the gain from the reversal of the Company’s prior energy derivative valuation account.  These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP.  These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies.  Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information for investors as to the underlying performance of the Company’s business without regard to these items.  The Company has provided reconciling information in the text of this press release or in the schedules attached to this release.

*****

About Callaway Golf
Through an unwavering commitment to innovation, Callaway Golf Company (NYSE: ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf®, Odyssey®, Top-Flite®, Ben Hogan® and uPro™ brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or Shop.CallawayGolf.com

Callaway Golf Company
Consolidated Condensed Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$78,314	$38,337
Accounts receivable, net	139,776	120,067
Inventories	219,178	257,191
Deferred taxes, net	21,276	27,046
Income taxes receivable	19,730	15,549
Other current assets	34,713	31,813
Total current assets	512,987	490,003

Property, plant and equipment, net	143,436	142,145
Intangible assets, net	174,017	176,689
Other assets	45,490	46,501
Total assets	$875,930	$855,338

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$118,294	$126,167
Accrued employee compensation and benefits	22,219	25,630
Accrued warranty expense	9,449	11,614
Income tax liability	1,492	-
Credit facilities	-	90,000
Total current liabilities	151,454	253,411

Long-term liabilities	14,594	21,559
Shareholders' equity	709,882	580,368
Total liabilities and shareholders' equity	$875,930	$855,338

Callaway Golf Company
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,
	2009	2008

Net sales	$185,852	$171,272
Cost of sales	127,695	111,184
Gross profit	58,157	60,088
Operating expenses:
Selling	56,581	61,450
General and administrative	21,690	19,993
Research and development	8,546	7,258
Total operating expenses	86,817	88,701
Loss from operations	(28,660)	(28,613)
Other income, net	1,963	20,693
Loss before income taxes	(26,697)	(7,920)
Income tax benefit	(11,142)	(4,766)
Net loss	(15,555)	(3,154)
Dividends on convertible preferred stock	2,625	-
Net loss allocable to common shareholders	$(18,180)	$(3,154)

Loss per common share:
Basic	$(0.29)	$(0.05)
Diluted	$(0.29)	$(0.05)
Weighted-average common shares outstanding:
Basic	63,472	62,662
Diluted	63,472	62,662

	Year Ended
	December 31,
	2009	2008

Net sales	$950,799	$1,117,204
Cost of sales	607,036	630,371
Gross profit	343,763	486,833
Operating expenses:
Selling	260,597	287,802
General and administrative	81,487	85,473
Research and development	32,213	29,370
Total operating expenses	374,297	402,645
Income (loss) from operations	(30,534)	84,188
Other income, net	931	17,119
Income (loss) before income taxes	(29,603)	101,307
Income tax provision (benefit)	(14,343)	35,131
Net income (loss)	(15,260)	66,176
Dividends on convertible preferred stock	5,688	-
Net income (loss) allocable to common shareholders	$(20,948)	$66,176

Earnings (loss) per common share:
Basic	$(0.33)	$1.05
Diluted	$(0.33)	$1.04
Weighted-average common shares outstanding:
Basic	63,176	63,055
Diluted	63,176	63,798

Callaway Golf Company
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended
	December 31,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$(15,260)	$66,176
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	40,748	37,963
Deferred taxes, net	3,424	13,977
Non-cash share-based compensation	8,756	6,375
(Gain) loss on disposal of long-lived assets	(594)	510
Non-cash change in energy derivative valuation account	-	(19,922)
Changes in assets and liabilities	5,797	(63,374)
Net cash provided by operating activities	42,871	41,705

Cash flows from investing activities:
Capital expenditures	(38,845)	(51,005)
Acquisitions, net of cash acquired	-	(9,797)
Other investing activities	166	(718)
Net cash used in investing activities	(38,679)	(61,520)

Cash flows from financing activities:
Issuance of preferred stock	140,000	-
Equity issuance costs	(6,031)	-
Issuance of common stock	2,562	4,708
Dividends paid, net	(11,590)	(17,794)
Acquisition of treasury stock	-	(23,650)
Proceeds from (payments on) credit facilities, net	(90,000)	53,493
Other financing activities	172	307
Net cash provided by financing activities	35,113	17,064

Effect of exchange rate changes on cash and cash equivalents	672	(8,787)
Net increase (decrease) in cash and cash equivalents	39,977	(11,538)
Cash and cash equivalents at beginning of period	38,337	49,875
Cash and cash equivalents at end of period	$78,314	$38,337

Callaway Golf Company
Consolidated Net Sales and Operating Segment Information
(In thousands)
(Unaudited)

Net Sales by Product Category
	Quarter Ended				Year Ended
	December 31,		Growth/(Decline)		December 31,		Growth/(Decline)
	2009	2008	Dollars	Percent	2009	2008	Dollars	Percent
Net sales:
Woods	$32,019	$31,243	$776	2%	$223,603	$268,286	$(44,683)	-17%
Irons	47,205	48,245	(1,040)	-2%	233,985	308,556	(74,571)	-24%
Putters	26,923	12,883	14,040	109%	98,134	101,676	(3,542)	-3%
Golf balls	34,396	41,994	(7,598)	-18%	180,885	223,075	(42,190)	-19%
Accessories and other	45,309	36,907	8,402	23%	214,192	215,611	(1,419)	-1%
	$185,852	$171,272	$14,580	9%	$950,799	$1,117,204	$(166,405)	-15%

Net Sales by Region
	Quarter Ended				Year Ended
	December 31,		Growth/(Decline)		December 31,		Growth/(Decline)
	2009	2008	Dollars	Percent	2009	2008	Dollars	Percent
Net sales:
United States	$76,494	$88,976	$(12,482)	-14%	$475,383	$554,029	$(78,646)	-14%
Europe	22,019	19,804	2,215	11%	134,508	191,089	(56,581)	-30%
Japan	49,102	33,753	15,349	45%	162,695	166,476	(3,781)	-2%
Rest of Asia	18,130	12,983	5,147	40%	76,963	80,011	(3,048)	-4%
Other foreign countries	20,107	15,756	4,351	28%	101,250	125,599	(24,349)	-19%
	$185,852	$171,272	$14,580	9%	$950,799	$1,117,204	$(166,405)	-15%

Operating Segment Information
	Quarter Ended				Year Ended
	December 31,		Growth/(Decline)		December 31,		Growth/(Decline)
	2009	2008	Dollars	Percent	2009	2008	Dollars	Percent
Net sales:
Golf clubs	$151,456	$129,278	$22,178	17%	$769,914	$894,129	$(124,215)	-14%
Golf balls	34,396	41,994	(7,598)	-18%	180,885	223,075	(42,190)	-19%
	$185,852	$171,272	$14,580	9%	$950,799	$1,117,204	$(166,405)	-15%

Income (loss) before income taxes:
Golf clubs	$(7,215)	$(12,174)	$4,959	41%	$38,934	$134,018	$(95,084)	-71%
Golf balls	(6,964)	(3,145)	(3,819)	-121%	(13,864)	6,903	(20,767)	-301%
Reconciling items (1)	(12,518)	7,399	(19,917)	269%	(54,673)	(39,614)	(15,059)	-38%
	$(26,697)	$(7,920)	$(18,777)	-237%	$(29,603)	$101,307	$(130,910)	-129%

(1) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.

Callaway Golf Company
Supplemental Financial Information
(In thousands, except per share data)
(Unaudited)

	Quarter Ended December 31,			Quarter Ended December 31,
	2009			2008
	Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Total as Reported	Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Enron Derivative	Total as Reported
Net sales	$185,852	$-	$185,852	$171,272	$-	$-	$171,272
Gross profit	60,031	(1,874)	58,157	63,201	(3,113)	-	60,088
% of sales	32%	n/a	31%	37%	n/a	-	35%
Operating expenses	86,817	-	86,817	88,619	82	-	88,701
Loss from operations	(26,786)	(1,874)	(28,660)	(25,418)	(3,195)	-	(28,613)
Other income, net	1,963	-	1,963	771	-	19,922	20,693
Income (loss) before income taxes	(24,823)	(1,874)	(26,697)	(24,647)	(3,195)	19,922	(7,920)
Income tax provision (benefit)	(10,369)	(773)	(11,142)	(9,400)	(1,230)	5,864	(4,766)
Net income (loss)	(14,454)	(1,101)	(15,555)	(15,247)	(1,965)	14,058	(3,154)
Dividends on convertible preferred stock	2,625	-	2,625	-	-	-	-
Net income (loss) allocable to common shareholders	$(17,079)	$(1,101)	$(18,180)	$(15,247)	$(1,965)	$14,058	$(3,154)

Diluted earnings (loss) per share:	$(0.27)	$(0.02)	$(0.29)	$(0.24)	$(0.03)	$0.22	$(0.05)
Weighted-average shares outstanding:	63,472	63,472	63,472	62,662	62,662	62,662	62,662

	Year Ended December 31,			Year Ended December 31,
	2009			2008
	Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Total as Reported	Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Enron Derivative	Total as Reported
Net sales	$950,799	$-	$950,799	$1,117,204	$-	$-	$1,117,204
Gross profit	349,919	(6,156)	343,763	499,367	(12,534)	-	486,833
% of sales	37%	n/a	36%	45%	n/a	-	44%
Operating expenses	374,297	-	374,297	402,469	176	-	402,645
Income (loss) from operations	(24,378)	(6,156)	(30,534)	96,898	(12,710)	-	84,188
Other income (expense), net	931	-	931	(2,803)	-	19,922	17,119
Income (loss) before income taxes	(23,447)	(6,156)	(29,603)	94,095	(12,710)	19,922	101,307
Income tax provision (benefit)	(11,921)	(2,422)	(14,343)	34,160	(4,893)	5,864	35,131
Net income (loss)	(11,526)	(3,734)	(15,260)	59,935	(7,817)	14,058	66,176
Dividends on convertible preferred stock	5,688	-	5,688	-	-	-	-
Net income (loss) allocable to common shareholders	$(17,214)	$(3,734)	$(20,948)	$59,935	$(7,817)	$14,058	$66,176

Diluted earnings (loss) per share:	$(0.27)	$(0.06)	$(0.33)	$0.94	$(0.12)	$0.22	$1.04
Weighted-average shares outstanding:	63,176	63,176	63,176	63,798	63,798	63,798	63,798

Adjusted EBITDA:

	2009 Trailing Twelve Months Adjusted EBITDA					2008 Trailing Twelve Months Adjusted EBITDA
	Quarter Ended					Quarter Ended
	March 31,	June 30,	September 30,	December 31,		March 31,	June 30,	September 30,	December 31,
	2009	2009	2009	2009	Total	2008	2008	2008	2008	Total
Net income (loss)	$6,812	$6,912	$(13,429)	$(15,555)	$(15,260)	$39,666	$37,107	$(7,443)	$(3,154)	$66,176
Interest expense (income), net	(123)	551	(46)	(435)	(53)	591	994	497	272	2,354
Income tax provision (benefit)	4,248	3,859	(11,308)	(11,142)	(14,343)	25,990	20,583	(6,676)	(4,766)	35,131
Depreciation and amortization expense	9,944	10,172	10,128	10,504	40,748	8,794	10,490	9,463	9,216	37,963
Change in energy derivative valuation acct.	-	-	-	-	-	-	-	-	(19,922)	(19,922)
Adjusted EBITDA	$20,881	$21,494	$(14,655)	$(16,628)	$11,092	$75,041	$69,174	$(4,159)	$(18,354)	$121,702